                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    ---------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 15, 1999
                         -------------------------------
                        (Date of earliest event reported)


                        Capital One Financial Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    1-13300                   54-1719854
   -----------------------      -------------------        --------------------
  (State of incorporation        (Commission File            (IRS Employer
     or organization)                Number)              Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                           22042
---------------------------------                             ----------
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code: (703) 205-1000


                              Page 1 of ___ Pages

Item 5.  Other Events.
         ------------


      (a)   See attached press release.


      (b)   Cautionary Factors

     The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services or expansion internationally; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general; the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; the ability of the Company and its suppliers to successfully address Year 2000 compliance issues; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1998 (Part I, Item 1, Risk Factors).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

        99.1.     Press Release of the Company dated April 15, 1999.

                              Page 2 of ___ Pages

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   CAPITAL ONE FINANCIAL CORPORATION

      Dated:  April 15, 1999       By:   /s/ John G. Finneran, Jr.
                                        --------------------------------------
                                        John G. Finneran, Jr.
                                        Senior Vice President, General Counsel
                                        and Corporate Secretary




                              Page 3 of ___ Pages

                                  EXHIBIT INDEX





      99.1 Press Release of the Company dated April 15, 1999.





                              Page 4 of ___ Pages

                                  Exhibit 99.1


                              Page 5 of ___ Pages

[LOGO OF CAPITAL ONE APPEARS HERE]                     NEWS RELEASE


FOR IMMEDIATE RELEASE: Contact: Paul Paquin                Sam Wang
---------------------           V.P., Investor Relations   Dir., Media Relations
April 15, 1999                  (703) 205-1039             (703) 205-1180



            CAPITAL ONE REPORTS RECORD FIRST QUARTER EARNINGS

FALLS CHURCH, VA., (April 15, 1999) --- Capital One Financial Corporation (NYSE:
COF) today announced record first quarter 1999 earnings of $82.4 million, or $1.18 per share, versus earnings of $72.7 million, or $1.04 per share, for the fourth quarter of 1998 and $65.7 million, or $.96 per share, for the comparable period in the prior year.

      "Capital One enjoyed another quarter of record earnings, fueled by record revenues and exceptional credit quality," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. "And we continued our rapid growth trajectory, growing by more than one million customers for the third consecutive quarter."

      The managed net charge-off rate decreased significantly to 3.93 percent for the first quarter of 1999 versus 4.51 percent for the fourth quarter of 1998 and 6.04 percent for the comparable period in the prior year. The managed delinquency rate (30+ days) decreased to 4.56 percent as of March 31, 1999, compared with 4.70 percent as of December 31, 1998.

      "Our charge-off rate has declined for the sixth straight quarter and is the lowest among industry leaders, as well as the lowest we've seen in three years," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Our improving credit picture helped to boost our risk adjusted margin to a record 14.42 percent."

      The managed net interest margin increased to a record 10.59 percent in the first quarter of 1999 versus 9.48 percent in the fourth quarter of 1998 and
10.40 percent in the same period of 1998. The increased margin, higher non-interest income, and the aforementioned decrease in net charge-offs each contributed to the risk adjusted margin of 14.42 percent, which compares to
12.21 percent for the fourth quarter of 1998.





                                     -more-

CAPITAL ONE REPORTS RECORD FIRST QUARTER EARNINGS
PAGE 2

      During the first quarter of 1999, the Company added 1.3 million net new accounts, bringing total accounts to 18.0 million. First quarter 1999 revenue, defined as managed net interest income and non-interest income, rose to $873 million versus $771 million in the fourth quarter of 1998 and $637 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances increased by $49 million to $17.4 billion. This modest increase compares favorably to the typical first quarter decline that results after repricings and seasonal paydown.

      Marketing expense for the first quarter of 1999 increased to a record $176 million versus $159 million in the fourth quarter of 1998 and $75 million in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the first quarter of 1999 were $374 million versus $309 million for the fourth quarter of 1998 and $214 million in the comparable period of the prior year. Operating expenses continue to reflect increased investment in staff levels associated with the Company's growing account base and the impact of expansion and diversification into new businesses and markets.

      The allowance for loan losses increased by $20 million during the first quarter to $251 million or 3.46 percent of on-balance sheet receivables as of March 31, 1999, compared to 3.75 percent as of December 31, 1998. Capital ratios were strong as of March 31, 1999, at 13.96 percent of reported assets and 6.98 percent of managed assets.

      Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.capitalone.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 18.0 million customers and $17.4 billion in managed loans outstanding as of March 31, 1999, and are among the largest providers of MasterCard and Visa credit cards in the world. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 Index. Capital One was recently ranked #41 in Fortune's list of "Best Companies to Work For" and #15 best performer in Business Week's rating of the S&P 500.
                                  # # #
[NOTE: This release and financial information are available on the Internet on Capital One's home page (address:
http://www.capitalone.com). Click on "Investor Center" to view/download the release and financial information.]

                                         CAPITAL ONE FINANCIAL CORPORATION (COF)
                                              FINANCIAL & STATISTICAL SUMMARY


                                                  99                98               98               98               98
(in millions, except per share data and as noted  Q1                Q4               Q3               Q2               Q1
----------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                          $  515.7          $  443.4        $  440.8          $   399.5       $  416.7
Non-Interest Income                             357.6             327.9           264.6              253.2          220.7
                                           ---------------------------------------------------------------------------------
Total Revenue                                   873.3             771.3           705.4              652.7          637.4
Provision for Loan Losses                       190.5             186.3           208.9              213.1          242.5
Marketing Expenses                              176.1             159.0           126.5               85.8           75.0
Operating Expenses                              373.9             308.9           257.0              246.0          213.9
                                           ---------------------------------------------------------------------------------
Income Before Taxes                             132.9             117.2           112.9              107.8          106.0
Tax Rate                                         38.0 %            38.0 %          38.0 %             38.0 %         38.0 %
Net Income                                   $   82.4          $   72.7         $  70.0          $    66.9         $ 65.7
----------------------------------------------------------------------------------------------------------------------------
Common Share Statistics
Basic EPS                                    $   1.25          $   1.11        $   1.07          $    1.02       $   1.00
Diluted EPS                                  $   1.18          $   1.04        $   1.00          $    0.96       $   0.96
Dividends Per Share                          $   0.08          $   0.08        $   0.08          $    0.08       $   0.08
Book Value Per Share (period end)            $  20.06          $  19.35        $   7.83          $   16.31       $  15.08
Stock Price Per Share (period end)           $ 151.00          $ 115.00        $ 103.06          $  124.19       $  78.88
Total Market Capitalization (period end)     $9,929.1          $7,551.1        $6,758.0          $ 8,139.0       $5,163.7
Shares Outstanding (period end)                  65.8              65.7            65.6               65.5           65.5
Shares Used to Compute Basic EPS                 65.7              65.7            65.7               65.5           65.4
Shares Used to Compute Diluted EPS               70.0              69.7            70.0               69.5           68.4
----------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                $ 17,436          $ 16,547        $ 15,746          $  14,417      $  14,097
Average Earning Assets                       $ 19,482          $ 18,702        $ 17,372          $  16,242      $  16,020
Average Assets                               $ 20,722          $ 19,944        $ 18,597          $  17,296      $  16,834
Average Equity                               $  1,302          $  1,212        $  1,149          $   1,037      $     950
Net Interest Margin                             10.59 %            9.48 %         10.15 %             9.84 %        10.40 %
Risk Adjusted Margin (1)                        14.42 %           12.21 %         11.68 %            10.83 %        10.60 %
Return on Average Assets (ROA)                   1.59 %            1.46 %          1.51 %             1.55 %         1.56 %
Return on Average Equity (ROE)                  25.32 %           23.99 %         24.36 %            25.78 %        27.66 %
Net Charge-Off Rate                              3.93 %            4.51 %          5.03 %             5.91 %         6.04 %
Net Charge-Offs                              $  171.1          $  186.5        $  198.1          $   213.0       $  212.7
----------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                               $  7,246          $  6,157        $  5,667          $   5,140       $  4,748
Securitized Loans                              10,198            11,238          10,671              9,829          9,254
                                           ---------------------------------------------------------------------------------
Total Loans                                  $ 17,444          $ 17,395        $ 16,338          $  14,969       $ 14,002
Delinquency Rate (30+ days)                      4.56 %            4.70 %          4.90 %             5.14 %         5.75 %
Number of Accounts (000's)                     18,022            16,706          14,907             13,588         12,674
Total Assets                                 $ 20,318          $ 20,619        $ 19,211          $  17,462       $ 16,464
Capital, Including Preferred Interests       $1,417.2          $1,368.3        $1,267.0          $ 1,167.0       $1,085.2
Capital to Managed Assets Ratio                  6.98 %            6.64 %          6.60 %             6.68 %         6.59 %
----------------------------------------------------------------------------------------------------------------------------

(1) Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)
                                                                 March 31         December 31           March 31
                                                                   1999               1998                1998
                                                               ---------------    ---------------     ---------------

Assets:
Cash and due from banks                                        $       13,276     $       15,974      $        2,983
Federal funds sold and resale agreements                                    0            261,800             105,000
Interest-bearing deposits at other banks                               34,041             22,393              34,077
                                                               ---------------    ---------------     ---------------
    Cash and cash equivalents                                          47,317            300,167             142,060
Securities available for sale                                       1,770,398          1,796,787           1,513,398
Consumer loans                                                      7,245,847          6,157,111           4,748,186
    Less:  Allowance for loan losses                                 (251,000)          (231,000)           (213,000)
                                                               ---------------    ---------------     ---------------
Net loans                                                           6,994,847          5,926,111           4,535,186
Premises and equipment, net                                           283,159            242,147             163,757
Interest receivable                                                    66,184             52,917              44,213
Accounts receivable from securitizations                              637,563            833,143             696,599
Other                                                                 352,159            268,131             128,689
                                                               ---------------    ---------------     ---------------
    Total assets                                               $   10,151,627     $    9,419,403      $    7,223,902
                                                               ===============    ===============     ===============


Liabilities:
Interest-bearing deposits                                      $    2,204,162     $    1,999,979      $    1,160,850
Other borrowings                                                    1,171,440          1,644,279             723,614
Senior notes                                                        4,610,049          3,739,393           3,464,176
Deposit notes                                                               0                  0             299,996
Interest payable                                                       87,501             91,637              67,544
Other                                                                 661,279            575,788             422,480
                                                               ---------------    ---------------     ---------------
    Total liabilities                                               8,734,431          8,051,076           6,138,660

Guaranteed Preferred Beneficial Interests
  In Capital One Bank's Floating Rate Junior
  Subordinated Capital Income Securities                               97,984             97,921              97,727

Stockholders' Equity:
Common stock                                                              666                666                 666
Paid-in capital, net                                                  606,929            599,498             543,179
Retained earnings and cumulative other comprehensive income           779,625            740,493             488,075
    Less:  Treasury stock, at cost                                    (68,008)           (70,251)            (44,405)
                                                               ---------------    ---------------     ---------------
    Total stockholders' equity                                      1,319,212          1,270,406             987,515
                                                               ---------------    ---------------     ---------------
    Total liabilities and stockholders' equity                 $   10,151,627     $    9,419,403      $    7,223,902
                                                               ===============    ===============     ===============


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

                                                                              Three Months Ended
                                                                March 31          December 31           March 31
                                                                 1999                1998                 1998
                                                              --------------     ---------------     ---------------

Interest Income:
Consumer loans, including fees                                $     325,067      $      269,016      $      229,638
Federal funds sold and resale agreements                              1,487               4,389               5,078
Other                                                                26,517              25,542              23,326
                                                              --------------     ---------------     ---------------
    Total interest income                                           353,071             298,947             258,042

Interest Expense:
Deposits                                                             23,942              23,901              14,138
Other borrowings                                                     23,837              27,420              16,053
Senior and deposit notes                                             72,495              64,444              63,029
                                                              --------------     ---------------     ---------------
    Total interest expense                                          120,274             115,765              93,220
                                                              --------------     ---------------     ---------------
Net interest income                                                 232,797             183,182             164,822
Provision for loan losses                                            74,586              54,580              85,866
                                                              --------------     ---------------     ---------------
Net interest income after provision for loan losses                 158,211             128,602              78,956

Non-Interest Income:
Servicing and securitizations                                       271,954             248,683             168,655
Service charges and other fees                                      222,453             179,695             132,445
Interchange                                                          30,219              28,098              14,799
                                                              --------------     ---------------     ---------------
    Total non-interest income                                       524,626             456,476             315,899

Non-Interest Expense:
Salaries and associate benefits                                     179,194             138,901             107,953
Marketing                                                           176,088             158,972              75,000
Communications and data processing                                   58,072              47,602              29,363
Supplies and equipment                                               36,704              29,702              22,615
Occupancy                                                            13,914              12,488              10,644
Other                                                                85,996              80,205              43,308
                                                              --------------     ---------------     ---------------
    Total non-interest expense                                      549,968             467,870             288,883
                                                              --------------     ---------------     ---------------
Income before income taxes                                          132,869             117,208             105,972
Income taxes                                                         50,490              44,539              40,269
                                                              --------------     ---------------     ---------------
Net income                                                    $      82,379      $       72,669      $       65,703
                                                              ==============     ===============     ===============

Basic earnings per share                                      $        1.25      $         1.11      $         1.00
                                                              ==============     ===============     ===============
Diluted earnings per share                                    $        1.18      $         1.04      $         0.96
                                                              ==============     ===============     ===============
Dividends paid per share                                      $        0.08      $         0.08      $         0.08

                                                              ==============     ===============     ===============

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates
(dollars in thousands)(unaudited)

Managed (1)                                          Quarter Ended 3/31/99                         Quarter Ended 12/31/98
                                              -------------------------------------          -----------------------------------
                                              Average          Income/      Yield/             Average       Income/    Yield/
                                              Balance          Expense       Rate              Balance       Expense    Rate
                                              -------          -------       ----              -------       -------    ----
Earning assets:
   Consumer loans                             $17,435,530   $   745,643     17.11 %          $16,546,962   $  689,907    16.68 %
   Federal funds sold and resale agreements       126,493         1,487      4.70                343,987        4,389     5.10
   Other                                        1,920,191        26,517      5.52              1,810,761       25,542     5.64
                                              -------------------------------------          -----------------------------------

Total earning assets                          $19,482,214   $   773,647     15.88 %          $18,701,710   $  719,838    15.40 %
                                              =========================                      ========================


Interest-bearing liabilities:
   Deposits                                   $ 2,101,086   $    23,942      4.56 %          $ 1,885,960   $    23,901    5.07 %
   Other borrowings                             1,680,026        23,837      5.68              1,605,798        27,420    6.83
   Senior and deposit notes                     4,189,839        72,495      6.92              3,741,707        64,444    6.89
   Securitization liability                    10,570,532       137,720      5.21             10,751,360       160,625    5.98
                                              -------------------------------------          -----------------------------------
Total interest-bearing liabilities            $18,541,483   $   257,994      5.57 %          $17,984,825   $   276,390    6.15 %
                                              =========================                      =========================
                                                                          ---------                                       ------
Net interest spread                                                         10.31 %                                       9.25 %
                                                                          =========                                       ======

Interest income to average earning assets                                   15.88 %                                      15.40 %
Interest expense to average earning assets                                   5.29                                         5.92
                                                                          --------                                       -------
Net interest margin                                                         10.59 %                                       9.48 %
                                                                          =========                                      =======


Net interest margin

                                                      Quarter Ended 3/31/98

                                                 Average       Income/       Yield/
                                                 Balance       Expense       Rate
Earning assets:
   Consumer loans                             $14,097,475   $   615,053     17.45 %
   Federal funds sold and resale agreements       362,680         5,078      5.60
   Other                                        1,559,732        23,326      5.98
                                              -----------   -----------   ---------
Total earning assets                          $16,019,887   $   643,457     16.06 %
                                              ===========   ===========

Interest-bearing liabilities:
   Deposits                                   $ 1,266,064   $    14,138      4.47 %
   Other borrowings                             1,077,082        16,053      5.96
   Senior and deposit notes                     3,683,113        63,029      6.85
   Securitization liability                     9,297,590       133,526      5.74
                                              -----------   -----------   ---------
Total interest-bearing liabilities            $15,323,849   $   226,746      5.92 %
                                              ===========   ===========

                                              -----------   -----------   ---------
Net interest spread                                 10.31 %        9.25 %   10.14 %
                                              ===========   ===========   =========

Interest income to average earning assets                                   16.06 %
Interest expense to average earning assets                                   5.66
                                                                            -------
Net interest margin                                                         10.40 %
                                                                            =======



(1)  The information in this table reflects the adjustment to add back the effect of securitized loans.

